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                                                                     Exhibit 3.2

                                     BY-LAWS

                                       OF

                            NORTHWAY FINANCIAL, INC.


                                    ARTICLE I

                                  Shareholders

         SECTION 1. Annual Meeting. The annual meeting of shareholders shall be held at the hour, date and place within or without the United States which is fixed by the majority of the Board of Directors, the Chairman of the Board, if one is elected, or the President, which time, date and place may subsequently be changed at any time by vote of the Board of Directors. If no annual meeting has been held for a period of thirteen months after the Corporation's last annual meeting of shareholders, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of these By-laws or otherwise, all the force and effect of an annual meeting. Any and all references hereafter in these By-laws to an annual meeting or annual meetings also shall be deemed to refer to any special meeting(s) in lieu thereof.

         SECTION 2. Matters to be Considered at Annual Meetings. At any annual meeting of shareholders or any special meeting in lieu of annual meeting of shareholders (the "Annual Meeting"), only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such Annual Meeting. To be considered as properly brought before an Annual Meeting, business must be: (a) specified in the notice of meeting, (b) otherwise properly brought before the meeting by, or at the direction of, the Board of Directors, or (c) otherwise properly brought before the meeting by any holder of record (both as of the time notice of such proposal is given by the shareholder as set forth below and as of the record date for the Annual Meeting in question) of any shares of capital stock of the Corporation entitled to vote at such Annual Meeting who complies with the requirements set forth in this
Section 2.

         In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a shareholder of record of any shares of capital stock entitled to vote at such Annual Meeting, such shareholder shall: (i) give timely notice as required by this Section 2 to the Secretary of the Corporation and (ii) be present at such meeting, either in person or by a representative. For the first Annual Meeting following the date the Corporation becomes a reporting company under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a shareholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (x) the 75th day prior to the scheduled date of such Annual Meeting or (y) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation. For all subsequent Annual Meetings, a shareholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting (the "Anniversary Date"); provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a shareholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of
(1) the 75th day prior to the scheduled date of such Annual Meeting or (2) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation.

         For purposes of these By-laws, "public announcement" shall mean: (a) disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service, (b) a report or other document filed publicly with the Securities and Exchange Commission (including, without limitation, a Form 8-K), or (c) a letter or report sent to shareholders of record of the Corporation at the time of the mailing of such letter or report.

         A shareholder's notice to the Secretary shall set forth as to each matter proposed to be brought before an Annual Meeting: (i) a brief description of the business the shareholder desires to bring before such Annual Meeting and the reasons for conducting such business at such Annual Meeting, (ii) the name and address, as they appear on the Corporation's stock transfer books, of the shareholder proposing such business, (iii) the class and number of shares of the Corporation's capital stock beneficially owned by the shareholder proposing such business, (iv) the names and addresses of the beneficial owners, if any, of any capital stock of the Corporation registered in such shareholder's name on such books, and the class and number of shares of the Corporation's capital stock beneficially owned by such beneficial owners, (v) the names and addresses of other shareholders known by the shareholder proposing such business to support such proposal, and the class and number of shares of the Corporation's capital stock beneficially owned by such other shareholders, and (vi) any material interest of the shareholder proposing to bring such business before such meeting (or any other shareholders known to be supporting such proposal) in such proposal.

         If the Board of Directors or a designated committee thereof determines that any shareholder proposal was not made in a timely fashion in accordance with the provisions of this Section 2 or that the information provided in a shareholder's notice does not satisfy the information requirements of this
Section 2 in any material respect, such proposal shall not be presented for action at the Annual Meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any shareholder proposal in the manner set forth above, the presiding officer of the Annual Meeting shall determine whether the shareholder proposal was made in accordance with the terms of this Section 2. If the presiding officer determines that any shareholder proposal was not made in a timely fashion in accordance with the provisions of this Section 2 or that the information provided in a shareholder's notice does not satisfy the information requirements of this Section 2 in any material respect, such proposal shall not be presented for action at the Annual Meeting in question. If the Board of Directors, a designated committee thereof, or the presiding officer determines that a shareholder proposal was made in accordance with the requirements of this Section 2, the presiding officer shall so declare at the Annual Meeting and ballots shall be provided for use at the meeting with respect to such proposal.

         Notwithstanding the foregoing provisions of this By-law, a shareholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this
Section 2, and nothing in this Section 2 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         SECTION 3. Special Meetings. Except as otherwise required by law and subject to the rights, if any, of the holders of any series of Preferred Stock, special meetings of the shareholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, or upon delivery of written demand therefor to the Secretary describing the purpose or purposes for which it is to be held by the holders of not less than ten percent (10%) of the shares entitled to vote at the meeting.

         SECTION 4. Matters to be Considered at Special Meetings. No business other than specified in the call for the meeting shall be transacted at any special meeting of the shareholders.

         SECTION 5. Notice of Meetings; Adjournments. A written notice of each Annual Meeting stating the hour, date, and place of such Annual Meeting shall be given by the Secretary or an Assistant Secretary (or other person authorized by these By-laws or by law) not less than 10 days nor more than 60 days before the Annual Meeting, to each shareholder entitled to vote thereat and to each shareholder who, by law or under the Articles of Incorporation of the Corporation (as the same may hereafter be amended and/or restated, the "Articles of Incorporation") or under these By-laws, is entitled to such notice, by delivering such notice to him or by mailing it, postage prepaid, addressed to such shareholder at the address of such shareholder as it appears on the Corporation's stock transfer books. Such notice shall be deemed to be delivered when hand delivered to such address or deposited in the mail so addressed, with postage prepaid.

         Notice of all special meetings of shareholders shall be given in the same manner as provided for Annual Meetings, except that the written notice of all special meetings shall state the purpose or purposes for which the meeting has been called.

         Notice of an Annual Meeting or special meeting of shareholders need not be given to a shareholder if a written waiver of notice is signed before or after such meeting by such shareholder or if such shareholder attends such meeting, unless such attendance was for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual Meeting or special meeting of shareholders need be specified in any written waiver of notice.

         The Board of Directors may postpone and reschedule any previously scheduled Annual Meeting or special meeting of shareholders and any record date with respect thereto, regardless of whether any notice or public announcement with respect to any such meeting has been sent or made pursuant to Section 2 of this Article I or Section 3 of Article II hereof or otherwise. In no event shall the public announcement of an adjournment, postponement, or rescheduling of any previously scheduled meeting of shareholders commence a new time period for the giving of a shareholder's notice under Section 2 of Article I and Section 3 of
Article II of these By-laws.

         When any meeting is convened, the presiding officer may adjourn the meeting if (a) no quorum is present for the transaction of business, (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the shareholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to shareholders, or (c) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. When any Annual Meeting or special meeting of shareholders is adjourned to another hour, date, or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date, and place to which the meeting is adjourned; provided, however, that if the adjournment is for more than 120 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote thereat and each shareholder who, by law or under the Articles of Incorporation or these By-laws, is entitled to such notice.

         SECTION 6. Quorum. A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders. If less than a quorum is present at a meeting, the holders of voting stock representing a majority of the voting power present at the meeting or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in
Section 5 of this Article I. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         SECTION 7. Voting and Proxies. Shareholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the Corporation, unless otherwise provided by law or by the Articles of Incorporation. Shareholders may vote either in person or by written proxy, but no proxy shall be voted or acted upon after eleven months from its date, unless the proxy expressly provides for a longer period. Proxies shall be filed with the Secretary of the meeting before being voted. Except as otherwise limited therein or as otherwise provided by law, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. The Corporation, if acting in good faith, may accept a proxy with respect to stock held in the name of two or more persons if executed by or on behalf of any one of them.

         SECTION 8. Action at Meeting. When a quorum is present, any matter before any meeting of shareholders shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at such meeting and entitled to vote on such matter, except where a larger vote is required by law, by the amended and restated Articles of Incorporation, or by these By-laws. Any election by shareholders shall be determined by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, except where a larger vote is required by law, by the Articles of Incorporation, or by these By-laws. The Corporation shall not directly or indirectly vote any shares of its own stock; provided, however, that the Corporation may vote shares which it holds in a fiduciary capacity to the extent permitted by law.

         SECTION 9. Shareholder Lists. The Secretary or an Assistant Secretary (or the Corporation's transfer agent or other person authorized by these By-laws or by law) shall prepare and make available for inspection, within two business days after notice of the Annual Meeting or special meeting for which the list was prepared and continuing through such Annual Meeting or special meeting, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order and by voting group and class and series, if applicable, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, or such shareholder's agent or attorney, for any purpose germane to the meeting, during ordinary business hours, upon written demand, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the hour, date, and place of the meeting during the whole time thereof, and may be inspected by any shareholder, and any such shareholder's agent or attorney, who is present.

         SECTION 10. Presiding Officer. The Chairman of the Board, if one is elected, or if not elected or in his or her absence, the Vice-Chairman, shall preside at all Annual Meetings or special meetings of shareholders and shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Sections 5 and 6 of this Article I. The order of business and all other matters of procedure at any meeting of the shareholders shall be determined by the presiding officer.

         SECTION 11. Voting Procedures and Inspectors of Elections. The Corporation shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee, or agent of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the New Hampshire Business Corporation Act, as amended from time to time (the "NHBCA"), including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may review all determinations made by the inspectors, and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspectors. All determinations by the inspectors and, if applicable, the presiding officer, shall be subject to further review by any court of competent jurisdiction.


                                   ARTICLE II

                                    Directors

         SECTION 1. Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, except as otherwise provided by the Articles of Incorporation or required by law.

         SECTION 2. Number and Terms. At the effective date of these By-laws, the number of directors of the Corporation shall be ten. Thereafter, the number of directors of the Corporation shall be no less than eight and no more than thirteen. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time during the three year period following the effective date of these By-laws by the Board pursuant to a resolution adopted by two-thirds of the entire Board of Directors and thereafter by a majority of the entire Board. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. The affirmative vote of two-thirds of the directors of the Corporation shall be required to amend or repeal or adopt any provision in contravention of or inconsistent with the required directors' vote to fix the number of directors during the three-year period following the effective date of these By-laws as set forth in the third sentence of this Section 2.

         SECTION 3. Director Nominations. Nominations of candidates for election as directors of the Corporation at any Annual Meeting may be made only (a) by, or at the direction of, a [majority] of the Board of Directors or (b) by any holder of record (both as of the time notice of such nomination is given by the shareholder as set forth below and as of the record date for the Annual Meeting in question) of any shares of the capital stock of the Corporation entitled to vote at such Annual Meeting who complies with the timing, informational, and other requirements set forth in this Section 3. Any shareholder who has complied with the timing, informational, and other requirements set forth in this Section 3 and who seeks to make such a nomination, or his, her, or its representative, must be present in person at the Annual Meeting. Only persons nominated in accordance with the procedures set forth in this Section 3 shall be eligible for election as directors at an Annual Meeting.

         Nominations, other than those made by, or at the direction of, the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 3. For the first Annual Meeting following the date the Corporation becomes a reporting company under Section 13(a) or Section 15(d) of the Exchange Act, a shareholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (i) the 75th day prior to the scheduled date of such Annual Meeting or
(ii) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation. For all subsequent Annual Meetings, a shareholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 75 days nor more than 120 days prior to the Anniversary Date; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a shareholder's notice shall be timely if delivered to, or mailed and received by, the Corporation at its principal executive office not later than the close of business on the later of (x) the 75th day prior to the scheduled date of such Annual Meeting or (y) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation.

         A shareholder's notice to the Secretary shall set forth as to each person whom the shareholder proposes to nominate for election or re-election as a director: (1) the name, age, business address, and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of the Corporation's capital stock which are beneficially owned by such person on the date of such shareholder notice, and (4) the consent of each nominee to serve as a director if elected. A shareholder's notice to the Secretary shall further set forth as to the shareholder giving such notice: (a) the name and address, as they appear on the Corporation's stock transfer books, of such shareholder and of the beneficial owners (if any) of the Corporation's capital stock registered in such shareholder's name and the name and address of other shareholders known by such shareholder to be supporting such nominee(s),
(b) the class and number of shares of the Corporation's capital stock which are held of record, beneficially owned, or represented by proxy by such shareholder and by any other shareholders known by such shareholder to be supporting such nominee(s) on the record date for the Annual Meeting in question (if such date shall then have been made publicly available) and on the date of such shareholder's notice, and (c) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder.

         If the Board of Directors or a designated committee thereof determines that any shareholder nomination was not made in accordance with the terms of this Section 3 or that the information provided in a shareholder's notice does not satisfy the informational requirements of this Section 3 in any material respect, then such nomination shall not be considered at the Annual Meeting in question. If neither the Board of Directors nor such committee makes a determination as to whether a nomination was made in accordance with the provisions of this Section 3, the presiding officer of the Annual Meeting shall determine whether a nomination was made in accordance with such provisions. If the presiding officer determines that any shareholder nomination was not made in accordance with the terms of this Section 3 or that the information provided in a shareholder's notice does not satisfy the informational requirements of this
Section 3 in any material respect, then such nomination shall not be considered at the Annual Meeting in question. If the Board of Directors, a designated committee thereof, or the presiding officer determines that a nomination was made in accordance with the terms of this Section 3, the presiding officer shall so declare at the Annual Meeting and ballots shall be provided for use at the meeting with respect to such nominee.

         Notwithstanding anything to the contrary in the second paragraph of this Section 3, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased pursuant to Section 2 of
Article II and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 75 days prior to the Anniversary Date, a shareholder's notice required by this Section 3 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if such notice shall be delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the 15th day following the day on which such public announcement is first made by the Corporation.

         No person shall be elected by the shareholders as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section. Election of directors at an Annual Meeting need not be by written ballot, unless otherwise provided by the Board of Directors, or presiding officer at such Annual Meeting. If written ballots are to be used, ballots bearing the names of all the persons who have been nominated for election as directors at the Annual Meeting in accordance with the procedures set forth in this Section shall be provided for use at the Annual Meeting.

         SECTION 4. Qualification. No director need be a resident of the State of New Hampshire, but directors must own qualifying shares of the Corporation with a fair market value at the time of such director's election of $5,000.

         SECTION 5. Vacancies. For a period of three years following the effective date of the Agreement and Plan of Merger by and among The Berlin City Bank, Northway Financial, Inc., Pemigewasset National Bank and Pemi Bancorp., Inc., dated as of March 14, 1997 (the "Merger Agreement"), subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors and to fill vacancies in the Board of Directors relating thereto: (i) any vacancy in the Board of Directors occurring as a result of an increase in the size of the Board of Directors or the death, resignation, disqualification, or removal of a director nominated by Pemi Bancorp, Inc. pursuant to Section
1.09 of the Merger Agreement shall be filled solely by the affirmative vote of two-thirds of the remaining directors then in office, even if less than a quorum of the Board of Directors, and (ii) all other vacancies in the Board of Directors shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. Thereafter, subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors and to fill vacancies on the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification, or removal of a director, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. Any director appointed to fill a vacancy in accordance with the preceding provisions of this Section shall hold office until the next Annual Meeting and until such director's successor shall have been duly elected and qualified or until his or her earlier death, disqualification, resignation, or removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors, when the number of directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled. The affirmative vote of two-thirds of the directors of the Corporation shall be required to amend or repeal or adopt any provision in contravention or inconsistent with clause (i) of the first sentence of this Section 5 of Article II.

         SECTION 6. Removal. Directors may be removed from office in the manner provided in the Articles of Incorporation.

         SECTION 7. Resignation. A director may resign at any time by giving written notice to the Chairman of the Board, if one is elected, the President, or the Secretary. A resignation shall be effective upon receipt, unless the resignation otherwise provides.

         SECTION 8. Regular Meetings. The regular annual meeting of the Board of Directors shall be held, without notice other than this Section 8, on the same date and at the same place as the Annual Meeting following the close of such meeting of shareholders. Other regular meetings of the Board of Directors may be held at such hour, date, and place as the Board of Directors may by resolution from time to time determine without notice other than such resolution.

         SECTION 9. Special Meetings. Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of a majority of the directors, the Chairman of the Board, if one is elected, or the President. The person calling any such special meeting of the Board of Directors may fix the hour, date, and place thereof.

         SECTION 10. Notice of Meetings. Notice of the hour, date, and place of all special meetings of the Board of Directors shall be given to each director by the Secretary or an Assistant Secretary, or in case of the death, absence, incapacity, or refusal of such persons, by the Chairman of the Board, if one is elected, or the President or such other officer designated by the Chairman of the Board, if one is elected, or the President. Notice of any special meeting of the Board of Directors shall be given to each director in person, by telephone, or by facsimile, telex, telecopy, telegram, or other written form of electronic communication, sent to his or her business or home address, at least 24 hours in advance of the meeting, or by written notice mailed to his or her business or home address, at least 48 hours in advance of the meeting. Such notice shall be deemed to be delivered when hand delivered to such address, read to such director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, dispatched or transmitted if faxed, telexed or telecopied, or when delivered to the telegraph company if sent by telegram.

         When any Board of Directors meeting, either regular or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the hour, date, or place of any meeting adjourned for less than 30 days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken of the hour, date, and place to which the meeting is adjourned.

         A written waiver of notice signed before or after a meeting by a director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting or promptly upon his or her arrival to the transaction of any business because such meeting is not lawfully called or convened and does not thereafter vote for or assent to action taken at the meeting. Except as otherwise required by law, by the Articles of Incorporation, or by these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 11. Quorum. At any meeting of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 10 of this Article II. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.

         SECTION 12. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, a majority of the directors present may take any action on behalf of the Board of Directors, unless otherwise required by law, by the Articles of Incorporation, or by these Bylaws.

         SECTION 13. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors unanimously consent thereto in writing. Such action shall be evidenced by one or more written consents describing the action taken, signed by each director, and filed with the records of the meetings of the Board of Directors and shall be treated for all purposes as a vote at a meeting of the Board of Directors.

         SECTION 14. Manner of Participation. Directors may participate in meetings of the Board of Directors by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these By-laws.

         SECTION 15. Committees. The Board of Directors, by vote of a majority of the directors then in office, may elect from its number one or more committees, including, without limitation, an Executive Committee, a Compensation Committee, and an Audit Committee, each of which must contain two or more members, and may delegate thereto some or all of its powers except those which by law, by the Articles of Incorporation, or by these By-laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, to the extent permitted by law, but no such rescission shall have retroactive effect.

         SECTION 16. Compensation of Directors. Directors shall receive such compensation for their services as shall be determined by a majority of the Board of Directors provided that directors who are serving the Corporation as employees and who receive compensation for their services as such shall not receive any salary or other compensation for their services as directors of the Corporation.

                                   ARTICLE III

                                    Officers

         SECTION 1. Enumeration. The officers of the Corporation shall consist of a Chairman, a Vice-Chairman, a President, a Treasurer, a Secretary, and such other officers, including, without limitation, a Chairman of the Board of Directors, a Chief Executive Officer, and one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers, and Assistant Secretaries, as the Board of Directors may determine.

         SECTION 2. Election. At the regular annual meeting of the Board of Directors following the Annual Meeting of shareholders, the Board of Directors shall elect the President, the Treasurer, and the Secretary. Other officers may be elected by the Board of Directors at such regular annual meeting of the Board of Directors or at any other regular or special meeting.

         SECTION 3. Qualification. No officer need be a shareholder or a director. Any person may occupy more than one office of the Corporation at any time. Any officer may be required by the Board of Directors to give bond for the faithful performance of his or her duties in such amount and with such sureties as the Board of Directors may determine.

         SECTION 4. Tenure. Except as otherwise provided by the Articles of Incorporation or by these By-laws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board of Directors following the next Annual Meeting of shareholders and until his or her successor is elected and qualified or until his or her earlier death, disqualification, resignation, or removal.

         SECTION 5. Resignation. Any officer may resign at any time by delivering his or her written resignation to the Corporation addressed to the President or the Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

         SECTION 6. Removal. Except as otherwise provided by law, the Board of Directors may remove any officer at any time with or without cause by the affirmative vote of two-thirds of the directors then in office.

         SECTION 7. Absence or Disability. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

         SECTION 8. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

         SECTION 9. President. The President shall, subject to the direction of the Board of Directors, have general supervision and control of the Corporation's business. The President shall have such other powers and perform such other duties as the Board of Directors may from time to time designate.

         SECTION 10. Chairman of the Board. The Chairman of the Board, if one is elected, shall preside, when present, at all meetings of the shareholders and of the Board of Directors. The Chairman of the Board shall have such other powers and shall perform such other duties as the Board of Directors may from time to time designate.

         SECTION 11. Vice-Chairman of the Board. The Vice-Chairman of the Board, if one is elected, shall, in the absence of the Chairman, preside at all meetings of the shareholders and the Board of Directors. The Vice-Chairman shall perform the duties and have the powers of the President or the Chief Executive Officer if he or she is absent and shall have such other powers and shall perform such other duties as the Board of Directors may from time to time designate. The affirmative vote of two-thirds of the directors of the Corporation shall be required to amend or repeal or adopt any provision in contravention of or inconsistent with this Section 11 during the three-year period following the effective date of these By-laws.

         SECTION 12. Chief Executive Officer. The Chief Executive Officer, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

         SECTION 13. Vice Presidents and Assistant Vice Presidents. Any Vice President (including any Executive Vice President or Senior Vice President) and any Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

         SECTION 14. Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Board of Directors and except as the Board of Directors or the Chief Executive Officer may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. The Treasurer shall have custody of all funds, securities, and valuable documents of the Corporation. He or she shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer.

         Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

         SECTION 15. Secretary and Assistant Secretaries. The Secretary shall record all the proceedings of the meetings of the shareholders and the Board of Directors (including committees of the Board) in books kept for that purpose. In his or her absence from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). The Secretary shall have custody of the seal of the Corporation, if any, and the Secretary, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or that of an Assistant Secretary. The Secretary shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. In the absence of the Secretary, any Assistant Secretary may perform his or her duties and responsibilities.

         Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

         SECTION 16. Other Powers and Duties. Subject to these By-laws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the Chief Executive Officer.

                                   ARTICLE IV

                                  Capital Stock

         SECTION 1. Certificates of Stock. Each shareholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the Chairman of the Board of Directors, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. The Corporation seal and the signatures by the Corporation's officers, the transfer agent, or the registrar may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

         SECTION 2. Transfers. Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock may be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate theretofore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

         SECTION 3. Record Holders. Except as may otherwise be required by law, by the Articles of Incorporation, or by these By-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge, or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-laws.

         It shall be the duty of each shareholder to notify the Corporation of his or her post office address and any changes thereto.

         SECTION 4. Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than seventy days prior to such meeting or other action. If no record date is fixed: (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (ii) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         SECTION 5. Replacement of Certificates. In case of the alleged loss, destruction, or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

                                    ARTICLE V

                                 Indemnification

         SECTION 1.  Definitions.  For purposes of this Article:

         (a) "Director" means an individual who is or was on the Board of Directors of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee, benefit plan, or other enterprise;

         (b) "Disinterested Director" means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a Party to such Proceeding;

         (c) "Expenses" means all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators, and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging, and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs, or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling, or otherwise participating in, a Proceeding;

         (d) "Liability" means the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable Expenses incurred in connection with a Proceeding;

         (e) "Non-Officer Employee" means an individual who is or was an employee of the Corporation but who is not or was not a Director or Officer, or an individual who, while a Non-Officer Employee of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee, benefit plan, or other enterprise;

         (f) "Party" includes any individual who was, is, or is threatened to be made a named defendant or respondent in a Proceeding.

         (g) "Proceeding" means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing, or other proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal;

         (h) "Officer" means an individual who is or was appointed by the Board of Directors of the Corporation or an individual who, while an Officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee, benefit plan, or other enterprise;

         SECTION 2. Indemnification of Directors and Officers. Subject to the operation of Section 4 of this Article V, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the NHBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against any and all Expenses and Liabilities that are incurred by such Director or Officer or on such Director or Officer's behalf in connection with any Proceeding or any claim, issue, or matter therein, which such Director or Officer is a Party to or participant in by reason of such Director or Officer's status as a Director or Officer, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding was authorized by the Board of Directors of the Corporation.

         SECTION 3. Indemnification of Non-Officer Employees. Subject to the operation of Section 4 of this Article V, each Non-Officer Employee may, in the discretion of the Board of Directors of the Corporation, be indemnified by the Corporation to the fullest extent authorized by the NHBCA, as the same exists or may hereafter be amended, against any or all Expenses and Liabilities that are incurred by such Non-Officer Employee or on such Non-Officer Employee's behalf in connection with any Proceeding, or any claim, issue, or matter therein, which such Non-Officer Employee is a Party to or participant in by reason of such Non-Officer Employee's status as a Non-Employee Officer, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 3 shall continue as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors, and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized by the Board of Directors of the Corporation.

         SECTION 4. Good Faith. Unless ordered by a court, no indemnification shall be provided pursuant to this Article V to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so direct, by independent legal counsel in a written opinion, or (c) by the shareholders of the Corporation provided that shares owned by or voted under the control of Directors who are not Disinterested Directors may not be voted in the determination.

         SECTION 5. Advancement of Expenses to Directors Prior to Final Disposition. The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director's status as a Director within ten days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by (i) a written affirmation of such Director's good faith belief that such Director has met the standard of conduct set forth in Section 2 above, and (ii) a written undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses.

         SECTION 6. Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition. The Corporation may, in the discretion of the Board of Directors of the Corporation, advance any or all Expenses incurred by or on behalf of any Officer or Non-Officer Employee in connection with any Proceeding in which such Officer or Non-Officer Employee is involved by reason of such Officer or Non-Officer Employee's status as an Officer or Non-Officer Employee upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer or Non-Officer Employee and shall be preceded or accompanied by (i) a written affirmation of such Officer's or Non-Officer Employee's good faith belief that he or she has met the standard of conduct set forth in Section 2 or
Section 3, hereof, as the case may be, and (ii) a written undertaking by or on behalf of such Officer or Non-Officer Employee to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.

         SECTION 7. Contractual Nature of Rights. The foregoing provisions of this Article V shall be deemed to be a contract between the Corporation and each Director and Officer who serves in such capacity at any time while this Article V is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. If a claim for indemnification or advancement of Expenses hereunder by a Director or Officer is not paid in full by the Corporation within (a) 60 days after the Corporation's receipt of a written claim for indemnification, or (b) in the case of a Director, 10 days after the Corporation's receipt of documentation of Expenses and the required undertaking, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or shareholders) to make a determination concerning the permissibility of such indemnification or, in the case of a Director, advancement of Expenses, under this Article V shall not be a defense to the action and shall not create a presumption that such indemnification or advancement is not permissible.

         SECTION 8. Non-Exclusivity of Rights. The rights to indemnification and advancement of Expenses set forth in this Article V shall not be exclusive of any other right which any Director, Officer, or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Corporation's Articles of Incorporation, or these By-laws, or pursuant to any agreement, vote of shareholders or Disinterested Directors or otherwise.

         SECTION 9. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer, or Non-Officer Employee, or arising out of any such person's status as such Director, Officer, or Non-Officer Employee, whether or not the Corporation would have the power to indemnify such person against such liability under the NHBCA or the provisions of this Article V.

                                   ARTICLE VI

                            Miscellaneous Provisions

         SECTION 1. Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on the last day of December of each year.

         SECTION 2. Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

         SECTION 3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes, and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by the Chairman of the Board, if one is elected, the President, or the Treasurer or any other officer, employee, or agent of the Corporation as the Board of Directors or Executive Committee may authorize.

         SECTION 4. Voting of Securities. Unless the Board of Directors otherwise provides, the Chairman of the Board, if one is elected, the President, or the Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitution, at any meeting of shareholders or shareholders of any other corporation or organization, any of whose securities are held by this Corporation.

         SECTION 5. Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.

         SECTION 6. Corporate Records. The original or attested copies of the Articles of Incorporation, By-laws, and records of all meetings of the incorporators, shareholders, and the Board of Directors and the stock transfer books, which shall contain the names of all shareholders, their record addresses, and the amount of stock held by each, may be kept outside the State of New Hampshire and shall be kept at the principal office of the Corporation and at such other place or places as may be designated from time to time by the Board of Directors.

         SECTION 7.  Amendment of By-laws.

         (a) Amendment by Directors. Except as provided otherwise by law or elsewhere in these By-laws, these By-laws may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office.

         (b) Amendment by Shareholders. These By-laws may be amended or repealed at any Annual Meeting of shareholders, or special meeting of shareholders called for such purpose, by the affirmative vote of at least two-thirds of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that shareholders approve such amendment or repeal at such meeting of shareholders, such amendment or repeal shall only require the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class.

Adopted September 16, 1997 and effective as of September 16, 1997.